Exhibit 99.1

WisdomTree Announces First Quarter 2021 Results – Diluted Earnings Per Share of $0.09 ($0.08, as adjusted)

New York, NY – (GlobeNewswire) – April 30, 2021 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the first quarter of 2021.

$15.1 million net income ($12.51 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$2.7 million of non-cash items, including a gain on revaluation of deferred consideration – gold payments of $2.8 million and other non-operating gains and charges.

$69.5 billion of ending AUM, an increase of 3.2% arising from net inflows and market appreciation.

$1.3 billion of net inflows, driven by inflows into our emerging markets equity products.

0.42% average global advisory fee, an increase of 1 basis point due to AUM mix shift.

$72.8 million of operating revenues, an increase of 8.6% due to higher average AUM and a higher average global advisory fee.

78.7% gross margin1, a 3.1 point increase from the previous quarter.

25.5% operating income margin, a 6.3 point increase primarily due to higher revenues.

$0.03 quarterly dividend declared, payable on May 26, 2021 to stockholders of record as of the close of business on May 12, 2021.

Update from Jarrett Lilien, WisdomTree President and COO

“We continue to deliver on our plan to invest in growth and our people, as well as drive efficiencies in the business. Our first quarter results make clear that we are executing well on all fronts. We generated strong organic growth with $1.3 billion of net inflows this quarter, and our assets under management are at a new record of just under $73 billion. Our thematic products, including cloud computing, artificial intelligence, battery technology and cybersecurity, have been a success with strong inflows across both our U.S. and European platforms.

Overall, top-line growth led to one of our best all-around quarters, with strong revenues and expanding operating margins and net income. Our team remains focused and dedicated to exceptional execution. This, and the breadth and diversified mix of our business, gives us confidence that our momentum is sustainable.”

Update from Jonathan Steinberg, WisdomTree CEO

“The takeaways from this quarter are simple: continued growth, momentum and strong execution. As I have said before, WisdomTree is operating with even greater speed, efficiency and inclusion in our new, remote-first orientation. Our results are clear evidence of this.

In the crypto asset space, we have been laser focused on execution. In March, we filed for the WisdomTree Bitcoin Trust with the SEC. Earlier this month, we cross-listed our European-domiciled WisdomTree Bitcoin ETP (BTCW) in Germany, appointed Coinbase Custody as a custodian and received approval to passport BTCW in the European Union (EU), allowing for a wider audience to access and invest in the product. Just yesterday, we launched a physically backed Ethereum ETP (ETHW) in Europe.

Additionally, we’ve made advancements in our blockchain initiatives. In the U.S., we filed for the WisdomTree Digital Short-Term Treasury Fund with the SEC, leveraging Securrency’s technology. We also invested in Securrency’s Series B funding round, as we believe their team is uniquely suited to lead in blockchain-based fintech and regtech going forward. Our ongoing financial commitment reaffirms the strength of our support and partnership in shaping the future of financial services with Securrency and our fellow investors.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Consolidated Operating Highlights ($ in billions):
AUM	$69.5	$67.4	$60.7	$57.7	$50.3
Net inflows/(outflows)	$1.3	$0.9	$(0.5)	$0.1	$(0.5)
Average AUM	$69.6	$64.1	$61.2	$55.7	$60.2
Average advisory fee	0.42%	0.41%	0.42%	0.41%	0.42%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$72.8	$67.1	$64.6	$58.1	$63.9
Net income/(loss)	$15.1	$(13.5)	$(0.3)	$(13.3)	$(8.6)
Diluted earnings/(loss) per share	$0.09	$(0.10)	$(0.01)	$(0.09)	$(0.06)
Operating income margin	25.5%	19.2%	22.8%	20.3%	24.5%
As Adjusted (Non-GAAP1):
Gross margin	78.7%	75.6%	76.5%	75.1%	77.3%
Net income, as adjusted	$12.5	$9.2	$11.0	$8.5	$11.2
Diluted earnings per share, as adjusted	$0.08	$0.06	$0.07	$0.05	$0.07
Operating income margin, as adjusted	25.5%	19.2%	22.8%	20.4%	25.1%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In March 2021, we filed for the WisdomTree Bitcoin Trust with the SEC; and we invested in Securrency’s Series B funding round.

•	In April 2021, we filed for the WisdomTree Digital Short-Term Treasury Fund with the SEC, leveraging Securrency’s blockchain-based financial technology.

Product News

•

In February 2021, we launched tax-smart WisdomTree Model Portfolios technology, in collaboration with 55ip, a financial technology company; we listed the WisdomTree Core Physical Gold ETP (WGLD) on Borsa Italiana; we launched the WisdomTree European Union Bond UCITS ETF (EUBO) on Borsa Italiana and Börse Xetra; we launched the WisdomTree Energy Enhanced - EUR Daily Hedged ETC (WNRG) on Börse Xetra; and 16 WisdomTree commodity ETPs began tracking Solactive and Bloomberg Commodity (BCOM) indices in a move to make the products more immune to extreme volatility.

•

In March 2021, we listed the WisdomTree Core Physical Gold ETP (WGLD) on Börse Xetra along with a new trading line on the London Stock Exchange; we listed the WisdomTree Cyber Security UCITS ETF on SIX, the Swiss stock exchange, following a global launch in December 2020; we appointed Coinbase Custody as a custodian for the WisdomTree Bitcoin ETP (BTCW); and we received approval from the Swedish regulator to passport the WisdomTree Bitcoin ETP in the EU countries of Austria, Belgium, Denmark, Finland, France, Germany, Italy, Ireland, Luxembourg, Netherlands, Norway, Spain and Sweden.

•

In April 2021, we listed the WisdomTree Bitcoin ETP on Börse Xetra; and we expanded the range of cryptocurrency ETPs available to European investors with the launch of the WisdomTree Ethereum ETP (ETHW), now listed on SIX, the Swiss Stock Exchange and Börse Xetra. The ETP is also passported across the EU.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Operating Revenues:
Advisory fees	$71,616	$66,105	$63,919	$57,208	$62,950
Other income	1,214	954	721	918	924

Total revenues	72,830	67,059	64,640	58,126	63,874

Operating Expenses:
Compensation and benefits	22,627	20,827	19,098	17,455	17,295
Fund management and administration	15,521	16,350	15,219	14,461	14,485
Marketing and advertising	3,006	3,715	2,996	1,949	2,468
Sales and business development	2,145	2,595	2,386	2,181	3,417
Contractual gold payments	4,270	4,449	4,539	4,063	3,760
Professional fees	2,013	1,322	950	1,357	1,273
Occupancy, communications and equipment	1,475	1,622	1,611	1,643	1,551
Depreciation and amortization	252	261	253	251	256
Third-party distribution fees	1,343	1,291	1,233	1,340	1,355
Acquisition and disposition-related costs	—	—	—	33	383
Other	1,571	1,720	1,611	1,596	1,997

Total operating expenses	54,223	54,152	49,896	46,329	48,240

Operating income	18,607	12,907	14,744	11,797	15,634
Other Income/(Expenses):
Interest expense	(2,296)	(2,694)	(2,511)	(2,044)	(2,419)
Gain/(loss) on revaluation of deferred consideration – gold payments	2,832	(22,385)	(8,870)	(23,358)	(2,208)
Interest income	231	351	111	119	163
Impairments	(303)	—	(3,080)	—	(19,672)
Loss on extinguishment of debt	—	—	—	(2,387)	—
Other gains and losses, net	(5,893)	524	744	1,819	(2,507)

Income/(loss) before income taxes	13,178	(11,297)	1,138	(14,054)	(11,009)
Income tax (benefit)/expense	(1,969)	2,200	1,408	(804)	(2,371)

Net income/(loss)	$15,147	$(13,497)	$(270)	$(13,250)	$(8,638)

Earnings/(loss) per share – basic	$0.09 [2]	($0.10)[2]	($0.01)[2]	($0.09)	($0.06)
Earnings/(loss) per share – diluted	$0.09	($0.10)[2]	($0.01)[2]	($0.09)	($0.06)
Weighted average common shares – basic	145,649	145,096	145,564	151,623	152,519
Weighted average common shares – diluted	161,831	145,096	145,564	151,623	152,519

As Adjusted (Non-GAAP1)
Total operating expenses	$54,223	$54,152	$49,896	$46,296	$47,857
Operating income	$18,607	$12,907	$14,744	$11,830	$16,017
Income before income taxes	$15,583	$11,504	$13,242	$10,911	$14,358
Income tax expense	$3,079	$2,281	$2,205	$2,417	$3,134
Net income	$12,504	$9,223	$11,037	$8,494	$11,224
Earnings per share – diluted	$0.08	$0.06	$0.07	$0.05	$0.07

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 8.6% and 14.0% from the fourth quarter of 2020 and first quarter of 2020, respectively, due to higher average global AUM arising from market appreciation and net inflows.

•	Our average global advisory fee was 0.42%, 0.41% and 0.42% during the first quarter of 2021, the fourth quarter of 2020 and the first quarter of 2020, respectively.

Operating Expenses

•

Operating expenses were essentially unchanged from the fourth quarter of 2020. Higher compensation, due to seasonal payroll taxes, and higher professional fees from our digital assets initiative, were offset by lower fund management and administration costs as the prior quarter included costs arising from Brexit and fund rebalances, as well as lower marketing and sales and business development expenses.

•

Operating expenses increased 12.4% from the first quarter of 2020 due to higher incentive compensation, fund management and administration costs, professional fees, contractual gold payments and marketing expenses, partly offset by lower sales and business development and other expenses.

Other Income/(Expenses)

•

Interest expense declined 14.8% from the fourth quarter of 2020 upon the early adoption of a new accounting standard applicable to our convertible notes, which became effective January 1, 2021 and eliminated the requirement to bifurcate certain conversion options embedded in convertible instruments. Previously, the discount arising from bifurcation was amortized as interest expense over the life of the instrument. Interest expense declined 5.1% from the first quarter of 2020 primarily due to lower levels of debt outstanding.

•

We recognized a non-cash gain on revaluation of deferred consideration of $2.8 million during the first quarter of 2021. The gain was due to a decline in spot gold prices, partly offset by a steepening of the forward-looking gold curve. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•	During the quarter, we recognized an impairment charge of $0.3 million upon exiting our London office.

•

Other net losses were $5.9 million for the quarter. The quarter includes the release of a tax-related indemnification asset of $5.2 million upon the expiration of the statute of limitations related to our acquisition of ETFS in 2018. An equal and offsetting benefit has been recognized in income tax expense. The quarter also includes an unrealized gain of $0.2 million recognized on our investment in Securrency due to its recent capital raise. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations, securities owned and other miscellaneous items.

Income Taxes

•

We recorded an income tax benefit of $2.0 million in the quarter primarily due to the release of the tax-related indemnification asset described above, a non-taxable gain on revaluation of deferred consideration and a lower tax rate on foreign earnings, partly offset by tax shortfalls associated with the vesting and exercise of stock-based compensation awards.

•	Our adjusted effective income tax rate was 19.8%[1].

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, April 30, 2021 at 9:00 a.m. ET. The call-in number is (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency and alternative strategies. WisdomTree currently has approximately $72.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Corporate Communications

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
GLOBAL ETPs ($ in millions)
Beginning of period assets	$67,392	$60,710	$57,666	$50,347	$63,615
Assets sold	—	—	—	—	(778)
Inflows/(outflows)	1,279	881	(477)	126	(536)
Market appreciation/(depreciation)	866	5,898	3,567	7,489	(11,934)
Fund closures	—	(97)	(46)	(296)	(20)

End of period assets	$69,537	$67,392	$60,710	$57,666	$50,347

Average assets during the period	$69,552	$64,125	$61,216	$55,708	$60,189
Average advisory fee during the period	0.42%	0.41%	0.42%	0.41%	0.42%
Revenue days	90	92	92	91	91
Number of ETFs – end of the period	313	309	305	311	331

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$38,517	$33,310	$31,362	$28,920	$40,600
Inflows/(outflows)	1,343	919	575	(1,474)	(1,273)
Market appreciation/(depreciation)	2,303	4,385	1,373	4,030	(10,397)
Fund closures	—	(97)	—	(114)	(10)

End of period assets	$42,163	$38,517	$33,310	$31,362	$28,920

Average assets during the period	$40,673	$36,002	$32,984	$30,626	$36,940
Average advisory fee during the period	0.40%	0.40%	0.41%	0.41%	0.43%
Number of ETFs – end of the period	68	67	67	67	77

INTERNATIONAL LISTED ETPs ($ in millions)
Beginning of period assets	$28,875	$27,400	$26,304	$21,427	$23,015
Assets sold	—	—	—	—	(778)
Inflows/(outflows)	(64)	(38)	(1,052)	1,600	737
Market appreciation/(depreciation)	(1,437)	1,513	2,194	3,459	(1,537)
Fund closures	—	—	(46)	(182)	(10)

End of period assets	$27,374	$28,875	$27,400	$26,304	$21,427

Average assets during the period	$28,879	$28,123	$28,232	$25,082	$23,249
Average advisory fee during the period	0.44%	0.42%	0.42%	0.41%	0.40%
Number of ETPs – end of the period	245	242	238	244	254

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$26,047	$25,122	$24,191	$19,748	$19,947
Inflows/(outflows)	(624)	(254)	(1,106)	1,325	622
Market appreciation/(depreciation)	(1,389)	1,179	2,037	3,118	(821)

End of period assets	$24,034	$26,047	$25,122	$24,191	$19,748

Average assets during the period	$25,555	$25,676	$25,878	$22,964	$20,302

U.S. Equity
Beginning of period assets	$18,367	$15,612	$13,997	$12,151	$17,732
Inflows/(outflows)	218	395	897	(241)	(285)
Market appreciation/(depreciation)	1,434	2,360	718	2,087	(5,296)

End of period assets	$20,019	$18,367	$15,612	$13,997	$12,151

Average assets during the period	$19,293	$17,050	$15,141	$13,302	$16,011

Emerging Market Equity
Beginning of period assets	$8,539	$5,979	$5,413	$4,600	$6,400
Inflows/(outflows)	1,662	1,399	257	(25)	69
Market appreciation/(depreciation)	276	1,161	309	838	(1,869)

End of period assets	$10,477	$8,539	$5,979	$5,413	$4,600

Average assets during the period	$9,871	$7,249	$5,917	$5,129	$5,919

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
International Developed Market Equity
Beginning of period assets	$9,414	$8,621	$8,839	$8,659	$13,011
Inflows/(outflows)	17	(191)	(587)	(965)	(1,097)
Market appreciation/(depreciation)	560	984	369	1,145	(3,255)

End of period assets	$9,991	$9,414	$8,621	$8,839	$8,659

Average assets during the period	$9,793	$8,930	$8,835	$8,779	$11,453

Fixed Income
Beginning of period assets	$3,324	$3,630	$3,530	$3,527	$3,585
Inflows/(outflows)	10	(330)	76	(53)	21
Market appreciation/(depreciation)	(73)	24	24	56	(79)

End of period assets	$3,261	$3,324	$3,630	$3,530	$3,527

Average assets during the period	$3,253	$3,472	$3,605	$3,523	$3,653

Leveraged & Inverse
Beginning of period assets	$1,487	$1,430	$1,350	$896	$1,138
Inflows/(outflows)	(4)	(118)	(9)	312	12
Market appreciation/(depreciation)	45	175	89	142	(254)

End of period assets	$1,528	$1,487	$1,430	$1,350	$896

Average assets during the period	$1,564	$1,436	$1,482	$1,169	$1,147

Alternatives
Beginning of period assets	$214	$229	$225	$244	$358
Inflows/(outflows)	—	(26)	(4)	(29)	(66)
Market appreciation/(depreciation)	13	11	8	10	(48)

End of period assets	$227	$214	$229	$225	$244

Average assets during the period	$223	$224	$226	$226	$328

Closed ETPs
Beginning of period assets	$—	$87	$121	$522	$1,444
Assets sold	—	—	—	—	(778)
Inflows/(outflows)	—	6	(1)	(198)	188
Market appreciation/(depreciation)	—	4	13	93	(312)
Fund closures	—	(97)	(46)	(296)	(20)

End of period assets	$—	$—	$87	$121	$522

Average assets during the period	$—	$88	$132	$616	$1,376

Headcount	227	217	211	214	210

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2021	Dec. 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,302	$73,425
Securities owned, at fair value	34,771	34,895
Accounts receivable	30,341	29,455
Income taxes receivable	126	—
Prepaid expenses	4,187	3,827
Other current assets	237	259

Total current assets	131,964	141,861
Fixed assets, net	7,432	7,579
Securities held-to-maturity	411	451
Deferred tax assets, net	6,215	8,063
Investments	13,849	8,112
Right of use assets – operating leases	15,841	16,327
Goodwill	85,856	85,856
Intangible assets	601,247	601,247
Other noncurrent assets	180	180

Total assets	$862,995	$869,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$17,980	$19,564
Compensation and benefits payable	8,568	22,803
Deferred consideration – gold payments	15,637	17,374
Operating lease liabilities	2,958	3,135
Income taxes payable	—	916
Accounts payable and other liabilities	11,415	10,207

Total current liabilities	56,558	73,999
Convertible notes	171,163	166,646
Deferred consideration – gold payments	211,509	212,763
Operating lease liabilities	17,012	17,434

Total liabilities	456,242	470,842
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 149,811 and 148,716 at March 31, 2021 and December 31, 2020, respectively	1,498	1,487
Additional paid-in capital	314,274	317,075
Accumulated other comprehensive income	985	1,102
Accumulated deficit	(42,573)	(53,399)

Total stockholders’ equity	274,184	266,265

Total liabilities and stockholders’ equity	$862,995	$869,676

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020
Cash flows from operating activities:
Net income/(loss)	$15,147	$(8,638)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Advisory fees received in gold, other precious metals and bitcoin	(19,757)	(13,860)
Contractual gold payments	4,270	3,760
Stock-based compensation	3,143	3,239
Deferred income taxes	2,904	4,526
(Gain)/loss on revaluation of deferred consideration – gold payments	(2,832)	2,208
Amortization of right of use asset	697	798
Amortization of issuance costs - convertible notes	429	—
Impairments	303	19,672
Depreciation and amortization	252	256
Gain on sale – Canadian ETF business	—	(2,877)
Amortization of issuance costs - former credit facility	—	723
Other	(235)	(31)
Changes in operating assets and liabilities:
Securities owned, at fair value	124	(2,942)
Accounts receivable	290	5,850
Prepaid expenses	(362)	(616)
Gold, other precious metals and bitcoin	14,166	9,838
Other assets	5	139
Fund management and administration payable	(1,470)	537
Compensation and benefits payable	(14,245)	(22,688)
Income taxes receivable/payable	(1,028)	(2,032)
Securities sold, but not yet purchased, at fair value	—	(112)
Operating lease liabilities	(918)	(926)
Accounts payable and other liabilities	982	542

Net cash provided by/(used in) operating activities	1,865	(2,634)

Cash flows from investing activities:
Purchase of investments	(5,500)	—
Purchase of fixed assets	(103)	(50)
Proceeds from held-to-maturity securities maturing or called prior to maturity	38	6,030
Proceeds from sale of Canadian ETF business, net	—	2,774

Net cash (used in)/provided by investing activities	(5,565)	8,754

Cash flows from financing activities:
Dividends paid	(4,937)	(5,136)
Shares repurchased	(2,630)	(1,495)
Repayment of debt	—	(5,000)
Proceeds from exercise of stock options	379	240

Net cash used in financing activities	(7,188)	(11,391)

Decrease in cash flows due to changes in foreign exchange rate	(235)	(1,272)

Decrease in cash and cash equivalents	(11,123)	(6,543)
Cash and cash equivalents – beginning of year	73,425	74,972

Cash and cash equivalents – end of period	$62,302	$68,429

Supplemental disclosure of cash flow information:
Cash paid for taxes	$1,278	$1,147

Cash paid for interest	$—	$2,312

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

•

Adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

•

Other items: Impairment charges, an unrealized gain recognized on our investment in Securrency, interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes (prior to January 1, 2021, the effective date of Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options, Cash Conversion), a loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom, a gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine, a gain recognized upon the sale of our Canadian ETF business and acquisition and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

•

Adjusted operating income margin. We disclose adjusted operating income margin as a non-GAAP financial measurement in order to report our operating income margin exclusive of items that are non-recurring or not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Net income/(loss), as reported	$15,147	$(13,497)	$(270)	$(13,250)	$(8,638)
Deduct/Add back: (Gain)/loss on revaluation of deferred consideration	(2,832)	22,385	8,870	23,358	2,208
Deduct: Unrealized gain recognized on our investment in Securrency, net of income taxes	(179)	—	—	—	—
Add back: Impairments, net of income taxes (where applicable)	245	—	2,326	—	19,672
Add back: Tax shortfalls upon vesting and exercise of stock-based compensation awards	123	21	50	119	501
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	—	314	286	42	—
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	—	—	(225)	(868)	—
Add back: Loss on extinguishment of debt, net of income taxes	—	—	—	1,910	—
Deduct: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	—	—	(2,842)	—
Deduct: Gain recognized upon the sale of Canadian ETF business	—	—	—	—	(2,877)
Add back: Acquisition and disposition-related costs, net of income taxes	—	—	—	25	358

Adjusted net income	$12,504	$9,223	$11,037	$8,494	$11,224
Weighted average common shares - diluted	161,831	161,138	160,876	166,634	167,561

Adjusted earnings per share - diluted	$0.08	$0.06	$0.07	$0.05	$0.07

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Operating revenues	$72,830	$67,059	$64,640	$58,126	$63,874
Less: Fund management and administration	(15,521)	(16,350)	(15,219)	(14,461)	(14,485)

Gross margin	$57,309	$50,709	$49,421	$43,665	$49,389

Gross margin percentage	78.7%	75.6%	76.5%	75.1%	77.3%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Operating revenues	$72,830	$67,059	$64,640	$58,126	$63,874

Operating income	$18,607	$12,907	$14,744	$11,797	$15,634
Add back: Acquisition and disposition-related costs, before income taxes	—	—	—	33	383

Adjusted operating income	$18,607	$12,907	$14,744	$11,830	$16,017

Adjusted operating income margin	25.5%	19.2%	22.8%	20.4%	25.1%

	Three Months Ended
Adjusted Total Operating Expenses:	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Total operating expenses	$54,223	$54,152	$49,896	$46,329	$48,240
Deduct: Acquisition and disposition-related costs, before income taxes	—	—	—	(33)	(383)

Adjusted total operating expenses	$54,223	$54,152	$49,896	$46,296	$47,857

	Three Months Ended
Adjusted Income Before Income Taxes:	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Income/(loss) before income taxes	$13,178	$(11,297)	$1,138	$(14,054)	$(11,009)
Deduct/Add back: (Gain)/loss on revaluation of deferred consideration	(2,832)	22,385	8,870	23,358	2,208
Add back: Loss recognized upon reduction of a tax-related indemnification asset	5,171	—	—	—	5,981
Deduct: Unrealized gain recognized on our investment in Securrency, before income taxes	(237)	—	—	—	—
Add back: Impairments, before income taxes	303	—	3,080	—	19,672
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	—	416	379	55	—
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	—	—	(225)	(868)	—
Add back: Loss on extinguishment of debt, before income taxes	—	—	—	2,387	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	—	—	—	(2,877)
Add back: Acquisition and disposition-related costs, before income taxes	—	—	—	33	383

Adjusted income before income taxes	$15,583	$11,504	$13,242	$10,911	$14,358

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020
Adjusted income before income taxes (above)	$15,583	$11,504	$13,242	$10,911	$14,358

Income tax (benefit)/expense	$(1,969)	$2,200	$1,408	$(804)	$(2,371)
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	5,171	—	—	—	5,981
Deduct: Tax shortfalls upon vesting and exercise of stock-based compensation awards	(123)	(21)	(50)	(119)	(501)
Deduct: Tax expense on unrealized gain recognized on our investment in Securrency	(58)	—	—	—	—
Add back: Tax benefit arising from impairments	58	—	754	—	—
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	—	102	93	13	—
Add back: Tax benefit arising from loss on extinguishment of debt	—	—	—	477	—
Add back: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	—	—	2,842	—
Add back: Tax benefit arising from acquisition and disposition-related costs	—	—	—	8	25

Adjusted income tax expense	$3,079	$2,281	$2,205	$2,417	$3,134

Adjusted effective income tax rate	19.8%	19.8%	16.7%	22.2%	21.8%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.